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

                                                           EXHIBIT (21)


                                                       LIST OF SUBSIDIARIES





                                                               State or Other Jurisdiction of
Name                                                           Incorporation or Organization
- - --------------------------------------------------------------------------------------------
Formcraft, Inc.                                                                      Texas

Reynolds and Reynolds (Canada) Limited                                               Canada

Reyna Financial Corporation                                                          Ohio

     Reyna Leasing Corporation *                                                     New York

Reynolds Vehicle Registration, Inc.                                                  Ohio




* Wholly-owned subsidiary of Reyna Financial Corporation





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